                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                   WM TRUST I
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                               WM GROUP OF FUNDS
                          GROWTH FUND OF THE NORTHWEST

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 1, 2002

To the Shareholders of the Growth Fund of the Northwest:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of the Growth Fund of the Northwest (the "Fund"), a series of WM Trust I, will be held on February 1, 2002 at 2:00 p.m., Pacific time, at the main office of the Fund at 1201 Third Avenue, Seattle, Washington 98101, for the following purposes:

          1. To approve or disapprove an amendment to the Fund's investment objective.

          2. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on December 6, 2001 are entitled to notice of, and to vote at, the Meeting.

                                           By Order of the Board of Trustees,

                                           JOHN T. WEST,
                                           Secretary

December 20, 2001

                             YOUR VOTE IS IMPORTANT

      PLEASE RESPOND -- YOUR VOTE IS IMPORTANT, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED
       PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO THAT YOU WILL BE
                          REPRESENTED AT THE MEETING.

                               WM GROUP OF FUNDS
                          GROWTH FUND OF THE NORTHWEST

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Trustees (the "Trustees") of WM Trust I (the "Trust") for use at the Special Meeting of Shareholders of the Growth Fund of the Northwest (the "Fund"), a series of the Trust, to be held at 2:00 p.m., Pacific time, on February 1, 2002 at 1201 Third Avenue, Seattle, Washington, and at any adjournment or adjournments thereof (the "Meeting"). This Proxy Statement and its enclosures are being mailed to shareholders beginning on or about December 28, 2001.

     A COPY OF THE TRUST'S MOST RECENT ANNUAL REPORT MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO WM FUNDS DISTRIBUTOR, INC., 1201 THIRD AVENUE, SEATTLE, WASHINGTON 98101 OR BY CALLING (800) 222-5852.

I.  GENERAL

     All shareholders of record of the Fund as of the close of business on December 6, 2001, the record date for determining shareholders entitled to vote at the Meeting (the "Record Date"), are entitled to one vote for each share of beneficial interest of the Fund held as of that date, and each fractional share shall be entitled to a proportional fractional vote. The aggregate number of shares of beneficial interest of the Fund for all classes issued and outstanding as of the Record Date was 26,087,057.

     Timely, properly executed proxies will be voted as you instruct. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE FUND'S INVESTMENT OBJECTIVE. At any time before it has been voted, the enclosed proxy may be revoked by the signer by a written revocation received by the Secretary of the Trust, by properly executing a later-dated proxy or by attending the Meeting, requesting the return of any previously delivered proxy and voting in person.

     The holders of 10% of the shares of the Fund outstanding as of the Record Date, present in person or represented by proxy, constitute a quorum for the transaction of business by the shareholders of the Fund at the Meeting. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Trust as tellers for the Meeting. The tellers will count the total number of votes cast "for" approval of Proposal 1 for purposes of determining whether sufficient affirmative votes have been cast for that proposal. The tellers will count all shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have the effect of a negative vote on Proposal 1.

     Solicitation of proxies by personal interview, mail, telephone and facsimile may be made by officers and Trustees of the Trust and employees of WM Advisors, Inc. (the "Advisor") and its affiliates.

     The expenses incurred in connection with the solicitation of proxies, and the costs of holding the Meeting, will be borne by the Fund.

II.  APPROVAL OF AMENDMENT TO THE FUND'S INVESTMENT OBJECTIVE

THE PROPOSAL

     The Trustees of the Fund are submitting for shareholder approval an amendment to the Fund's investment objective. The Fund's current investment objective is "long-term growth of capital by investing primarily in companies located or doing business in Alaska, Idaho, Montana, Oregon and Washington." The Fund's current objective is fundamental and therefore may not be changed without the approval of shareholders. If shareholders approve Proposal 1, the Fund's fundamental investment objective would be revised to be "long-term growth of capital" (the "Proposed Investment Objective") with no specific geographic restrictions on investments.

     If shareholders approve the Proposed Investment Objective, the Fund would nonetheless adopt a non-fundamental policy of pursuing its investment objective by investing primarily in companies located or doing business in California and the Northwest States in which the Fund currently focuses. This policy could be changed in the future without shareholder approval. If shareholders approve the Proposed Investment Objective, the Fund will be renamed the "West Coast Equity Fund."

     The Trustees have recommended shareholder approval of the Proposed Investment Objective because they believe that, over time, the interconnectedness of companies and markets in California with those in the Pacific Northwest has increased to such an extent that it makes economic sense for the Fund to include California companies in its mandate. In addition, the Advisor believes that permitting the Fund to invest significantly in companies in California will provide additional opportunities to further diversify the Fund's investment portfolio. Investments in securities of California issuers are subject to many of the same risks as investment in securities of issuers located or doing business in other states. In addition, investments in California companies may be subject to increased risks of loss due to earthquakes and/or power crises, which have significantly disrupted the California economy in the past, and could do so again.

     The Proposed Investment Objective was approved (to be effective upon March 1, 2002 subject to shareholder approval) by the Trustees on December 5, 2002. The Trustees have recommended approval of the Proposed Investment Objective by shareholders. In determining to recommend the approval of the Proposed Investment Objective, the Trustees considered the Fund's historic performance, the proximity of California to the Advisor's headquarters in Seattle, Washington, the performance of companies in relevant markets, and the possibility of increasing the Fund's assets by appealing to investors in California. The Trustees also took into account the fact that by adding California companies to those eligible for investment by the Fund, the number of eligible issuers would increase from approximately 100 to approximately 500. Also, the Trustees took into account the possible transactional costs associated with selling securities currently in the Fund's portfolio and purchasing the securities of California companies. If the shareholders do not approve the Proposed Investment Objective, the Trustees will consider what further actions may be appropriate.

TRUSTEES' RECOMMENDATION

     THE TRUSTEES OF THE TRUST RECOMMEND THAT SHAREHOLDERS OF THE FUND VOTE FOR APPROVAL OF THE PROPOSED INVESTMENT OBJECTIVE.

     Approval of the Proposed Investment Objective requires the vote of a majority of the outstanding voting securities as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). A "majority of the outstanding voting securities," as defined in the 1940 Act, means the lesser of (1) 67% of the shares of the Fund represented at the Meeting, if more than 50% of the shares of the Fund are represented at the Meeting, or (2) more than 50% of the outstanding shares of the Fund.

III.  ADDITIONAL INFORMATION

     The Trust is an open-end management investment company organized in 1989 as a business trust under the laws of Massachusetts. The Trust is a series investment company with ten investment portfolios. The Fund is one of those portfolios and is diversified. The address of the Trust is 1201 Third Avenue, Seattle, Washington 98101.

     The principal executive officer and directors of the Advisor and their principal occupations are listed below. The address for each is 1201 Third Avenue, Seattle, WA 98101.

NAME                                 PRINCIPAL OCCUPATION
----                                 --------------------
William G. Papesh.....  Director and President of the Advisor;
                        President of WM Funds Distributor, Inc. (the
                        "Distributor") and WM Shareholder Services,
                        Inc. (the "Transfer Agent")
Monte D. Calvin.......  Director and First Vice President of the
                        Advisor, First Vice President of the
                        Distributor and Transfer Agent
Joel Calvo............  Chairman of the Advisor; Chairman of the
                        Distributor and Transfer Agent, and Director
                        and Executive Vice President of WM Financial
                        Services, Inc.
Sandra A. Cavanaugh...  Director and Senior Vice President of the
                        Advisor, Transfer Agent and Distributor
Craig S. Davis........  Director of the Advisor; Director of the
                        Distributor and Transfer Agent, and Executive
                        Vice President of Washington Mutual, Inc.

NAME                                 PRINCIPAL OCCUPATION
----                                 --------------------
Sharon L. Howells.....  Director, First Vice President and Corporate
                        Secretary of the Advisor; Director, First Vice
                        President and Corporate Secretary of the
                        Distributor and Transfer Agent

INFORMATION ABOUT THE ADVISOR

     The Advisor is registered under the Investment Advisers Act of 1940, as amended and has been in the investment management business since 1944. The Advisor is a subsidiary of Washington Mutual, Inc. The principal address of Washington Mutual, Inc. is 1201 Third Avenue, Seattle, Washington 98101.

FEES PAID

     For the fiscal year ended October 31, 2001, the Fund paid advisory fees to the Advisor, transfer agency fees to the Transfer Agent, and distribution fees to the Distributor as follows: advisory fees: $4,254,851; transfer agency fees:
$630,424; distribution fees $2,268,327.

OWNERSHIP OF SHARES AND VOTING INFORMATION

     As of the Record Date, to the knowledge of the Trust, the Trustees and officers of the Trust, as a group, owned less than one percent of each class of shares of the Fund and of the Trust as a whole. As of the Record Date, the following persons owned of record or beneficially 5% or more of the noted class of shares of the Fund:

                                             SHARES       PERCENTAGE OF
                                          BENEFICIALLY     OUTSTANDING
                                              OWNED       SHARES OWNED
                                          -------------   -------------
Class A
Northwestern Trust & Investors Advisory
Company.................................      4,358,554             28%
1201 Third Avenue, Suite 2020
Seattle, WA 98101-3026
Class B
N/A.....................................             --              --

                                             SHARES       PERCENTAGE OF
                                          BENEFICIALLY     OUTSTANDING
                                              OWNED       SHARES OWNED
                                          -------------   -------------
Class I
WM Strategic Asset Management
Portfolios..............................      6,433,828            100%
1201 Third Avenue
Seattle, Washington 98101

CERTAIN TRUSTEES AND OFFICERS OF THE TRUST

     The following persons are both officers or Trustees of the Trust and officers or directors of the Advisor: William G. Papesh, Director and President of the Advisor, is the President and Chief Executive Officer of the Trust; Sandra Cavanaugh, Director and Senior Vice President of the Advisor, is Senior Vice President of the Trust; Randall L. Yoakum, Senior Vice President and Chief Investment Officer of the Advisor, is Senior Vice President of the Trust; Sharon
L. Howells, Director, First Vice President and Corporate Secretary of the Advisor, is First Vice President of the Trust; Monte D. Calvin, Director and First Vice President of the Advisor, is First Vice President, Treasurer and Chief Financial Officer of the Trust; Gary J. Pokrzywinski, First Vice President of the Advisor, is First Vice President of the Trust; and Stephen Q. Spencer, First Vice President of the Advisor, is First Vice President of the Trust.

TRANSFER AGENT, ADMINISTRATOR AND PRINCIPAL UNDERWRITER.

     The Transfer Agent and Administrator is WM Shareholder Services, Inc., which has a principal business address of 1201 Third Avenue, Seattle, Washington 98101. The principal underwriter is WM Funds Distributor, Inc., which has a principal business address of 12009 Foundation Place, Suite 350, Gold River, California 95670.

OTHER MATTERS

     In the event that a quorum is not present for purposes of acting on Proposal 1, or if sufficient votes in favor of Proposal 1 are not received by the time of the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a plurality of the shares present in person or represented by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposal 1. They will vote against any such adjournment those proxies required to be voted against Proposal 1 and will not vote any proxies that direct them to abstain from voting on such Proposal.

     Although the Meeting is called to transact any other business that may properly come before it, the only business that management intends to present or knows that others will present is contained in Proposal 1. However, you are being asked on the enclosed proxy to authorize the persons named therein to vote in accordance with their judgment with respect to any additional matters which properly come before the Meeting, and on all matters incidental to the conduct of the Meeting.

SHAREHOLDER PROPOSALS AT FUTURE MEETINGS

     The Trust does not hold annual or other regular meetings of shareholders. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials relating to that meeting.

December 20, 2001

                                     Q & A
                 GROWTH FUND OF THE NORTHWEST PROPOSED CHANGES

Q.  WHY AM I RECEIVING THIS PROXY STATEMENT?

The Board of Trustees for the GROWTH FUND OF THE NORTHWEST has scheduled a special meeting of shareholders on February 1, 2002, for the purpose of approving a proposal to change the Fund's investment objective, which would permit the Fund to change its name and adjust its regional focus. The Board has determined that the proposed changes would be in the best interest of shareholders and recommends that you vote FOR the proposal.

Q.  WHAT ARE THE PROPOSED CHANGES TO THE FUND?

The Fund currently seeks long-term growth of capital by investing primarily in companies located or doing business in Alaska, Idaho, Montana, Oregon and Washington. If shareholders approve the proposal, the Fund's objective would be "long-term growth of capital," and the Fund's geographic focus would be expanded to also include California. The Fund's name would also change to the "West Coast Equity Fund."

Q.  WHAT ARE THE ADVANTAGES OF THE PROPOSAL?

WM Advisors believes that expanding the Fund's geographic focus to include California would provide additional opportunities to further diversify the Fund's investment portfolio. California currently has the world's fifth largest economy, with a Gross State Product of approximately $1.4 trillion. It is also known for its highly diversified economy. As of December 10, 2001, fewer than 100 companies within the Fund's current investment region had market capitalizations of over $200 million. By including California in the Fund's investment mandate, the number of such companies would increase to over 600. This proposal would give the Fund's management team added flexibility in seeking out long-term growth opportunities.

Q.  HOW WILL THIS PROPOSAL AFFECT MY ACCOUNT?

The proposed changes only increase the range of investments from which the Fund can choose and affect the name of the Fund. The establishment of these proposed changes will not directly affect the quantity of shares that you own.

Q.  IF THE CHANGES ARE APPROVED BY SHAREHOLDERS, WHEN WILL THEY GO INTO EFFECT?

     If the shareholders approve the proposed changes at the special meeting on February 1, 2002, they will become effective on March 1, 2002.

Q.  HOW DO I CAST MY VOTE?

Most shareholders cast their votes by completing and signing the enclosed proxy card and mailing it back in the postage-paid reply envelope. However, you can also use any of the following convenient methods:

     - Touch tone telephone -- please refer to your proxy card.

     - Internet -- please refer to your proxy card.

Your vote is important and is needed to ensure that the proposal outlined in the proxy statement can be acted upon.

[WM Group of Funds LOGO]

December 20, 2001

Dear Growth Fund of the Northwest Shareholder:

     The enclosed proxy statement solicits your vote as a shareholder of the GROWTH FUND OF THE NORTHWEST for the purpose of approving a proposal to change the Fund's investment objective, which would permit the Fund to change its name and adjust its regional focus. Specifically, the Board of Trustees is proposing to expand the Fund's regional focus to include California and to change its name to the "West Coast Equity Fund." This proxy statement is designed to give you complete and detailed information about the proposal. After you have reviewed this material carefully, we encourage you to follow the Trustees' recommendation by voting "FOR" the proposal.

     The Fund currently seeks long-term growth of capital by investing primarily in companies located or doing business in Alaska, Idaho, Montana, Oregon and Washington. If shareholders approve the proposal, the Fund's objective would be "long-term growth of capital," and the Fund's geographic focus would be expanded to also include California. WM Advisors believes that expanding the Fund's focus to include California would provide additional opportunities to further diversify its investment portfolio.

     California currently has the world's fifth largest economy, with a Gross State Product of approximately $1.4 trillion. It is known for its highly diversified economy with key industries ranging from computer software, biotechnology and manufacturing to finance, communications and agriculture. As of December 10, 2001, fewer than 100 companies within the Fund's current investment region had market capitalizations of over $200 million. By including California in the Fund's investment mandate, the number of such companies would increase to over 600. This proposal would give the Fund's management team added flexibility in seeking out long-term growth opportunities.

     A special meeting of shareholders has been scheduled for February 1, 2002. While you are invited to join the meeting, most shareholders cast their vote by completing the accompanying proxy card. Please vote as soon as possible using any of the following convenient methods:

     - Touch tone telephone -- please refer to your proxy card.

     - Internet -- please refer to your proxy card.

     - Mail -- sign and date your proxy card, and mail it back in the enclosed postage-paid envelope.

     Your vote is important and is needed to ensure that the proposal outlined in the proxy statement can be acted upon. If you have any questions about this proposal, please do not hesitate to contact your Investment Representative, or call us at (800) 222-5852. We look forward to receiving your signed PROXY CARD soon.

Sincerely,

/s/ William G. Papesh
WILLIAM G. PAPESH
President

                                                     VOTE TODAY BY MAIL,
                                               TOUCH-TONE PHONE OR THE INTERNET
                                                CALL TOLL-FREE 1-888-221-0697
                                                OR LOG ON TO WWW.PROXYWEB.COM


       [ARROW] Please fold and detach card at perforation before mailing [ARROW]


                                WM GROUP OF FUNDS
                          GROWTH FUND OF THE NORTHWEST
                    PROXY SOLICITED BY THE BOARD OF TRUSTEES
          PROXY FOR SPECIAL MEETING OF SHAREHOLDERS ON FEBRUARY 1, 2002

        The undersigned hereby appoints William G. Papesh, Monte D. Calvin, Sandra A. Cavanaugh and John T. West, and each of them separately, proxies with power of substitution to each, and hereby authorizes them to represent and to vote, as designated on the reverse side, at the Special Meeting of Shareholders of the Growth Fund of the Northwest, a series of WM Trust I, on February 1, 2002 at 2:00 p.m. Pacific time, and any adjournment thereof, all of the shares of the Fund which the undersigned would be entitled to vote if personally present. PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. [ARROW]

                      Date
                          ------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------
                  Signature(s) (if held jointly)
                  NOTE: Please sign exactly as your name appears on this proxy card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.

                                    [ARROW]

                                                              WM GROUP GROWTH NW

       [ARROW] Please fold and detach card at perforation before mailing [ARROW]

       [ARROW] Please fill in box(es) as shown using black or blue ink or    [X]
               number 2 pencil. PLEASE DO NOT USE FINE POINT PENS.






        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. The Trustees recommend a vote FOR Proposal 1.

                                                        FOR    AGAINST   ABSTAIN


    1.  To approve an amendment to the Fund's           [ ]      [ ]       [ ]
        investment objective as described in the Proxy Statement.

          PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

          VOTE TODAY BY MAIL USING THE ENCLOSED POSTAGE-PAID ENVELOPE,
     VOTE BY TOUCHTONE PHONE AT (888) 221-0697, OR VOTE VIA THE INTERNET BY
                         LOGGING ONTO WWW.PROXYWEB.COM.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT A WM GROUP OF FUNDS REPRESENTATIVE AT
                                 (800) 222-5852


[ARROW]                                                                  [ARROW]

                                                              WM GROUP GROWTH NW